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EXHIBIT 10.2

                             An Exclusive Agreement
                                   Jan 6, 2004

As of this date, January 6, 2004, Beijing Guo Xin Well-tel Technology Co., Ltd. Division of The Ministry of Information Industry (hereinafter BXT), The People's Republic of China and EarthNetMedia, Inc., a fully reporting publicly trading Nevada, U.S. Corporation (hereinafter ENM), its affiliate, The Emco/Hanover Group, (www.emcohanover.com) have reached the following exclusive understanding:

BXT and ENM intend in good faith to enter into an exclusive venture agreement regarding certain selected Chinese technology companies that are in need of funding or market outlets in North America.

For each such company ENM will provide the opportunity to be merged into a publicly traded entity. Where appropriate, ENM will use its best efforts to provide any financing required. For this effort ENM will receive 51% of such company at the outset.

BXT shall cooperate with ENM to assist in selecting Chinese Companies and checking out each company for validity plus assist in its due diligence. BXT will check with all relevant agencies of the PRC to make sure that each such company is properly licensed or is in the process of obtaining any license or permits required to market this technology in the PRC and internationally. In addition, BXT, an operating division of the Ministry of Information Technology, will in fact assist in the marketing of these companies throughout the PRC to assure the business plans will be implemented according to this Agreement. BXT shall cooperate with ENM in all reasonable ways to assist in obtaining all other information necessary for ENM to properly analyze and design the needs best suited to maximize the benefits available to the company in the PRC as well as internationally.

This agreement shall be the only agreement between the Parties until such time that it is substituted by a more detailed subsequent agreement. Only changes made in writing and signed by both parties shall amend this Agreement. The undersigned parties declare by their signature to this Agreement and are legally authorized to enter into this Agreement.

Beijing Guo Xin Well-tel Technology Co., Ltd.
Division of the Ministry of Information Industry
People's Republic of China

/s/ Zhu Xinshing                                        Date: 2004.1.16

Zhu Xinshing, Managing Director

EarthNetMedia, Inc.

/s/ Alie Chang                                          Date: Jan 18th 2004

Alie Chang